                                                                     EXHIBIT 4.3

                          KHBS ARGYLE TELEVISION, INC.


                                      AND


                       ARKANSAS ARGYLE TELEVISION, INC.,
                           AS ADDITIONAL GUARANTORS,


                                      AND


              UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE



                                   ----------



                          FIRST SUPPLEMENTAL INDENTURE



                            DATED AS OF JUNE 1, 1996



                                   ----------



                                  $150,000,000



                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2005

     THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 1, 1996, between KHBS ARGYLE TELEVISION, INC., a corporation duly organized and existing under the laws of Nevada ("KHBS"), ARKANSAS ARGYLE TELEVISION, INC., a corporation duly organized and existing under the laws of the State of Delaware ("AATI" and, together with KHBS, the "Additional Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York bank and trust company, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

     Argyle Television, Inc. (the "Company"), WZZM Argyle Television, Inc., WNAC Argyle Television, Inc., WAPT Argyle Television, Inc., KITV Argyle Television, Inc., WGRZ Argyle Television, Inc., Grand Rapids Argyle Television, Inc., Providence Argyle Television, Inc., Jackson Argyle Television, Inc., Hawaii Argyle Television, Inc. and Buffalo Argyle Television, Inc. (the "Original Guarantors"), and the Trustee entered into an indenture dated as of October 27, 1995 (the "Indenture") providing for the issuance by the Company of $150 million principal amount of its 9 3/4% Senior Subordinated Notes (the "Securities") as provided in the Indenture.

     Section 1014 of the Indenture requires the Company to cause each Restricted Subsidiary (as defined in the Indenture), promptly upon becoming a Restricted Subsidiary, to execute a supplemental indenture to the Indenture providing for a Guarantee (as defined in the Indenture) on the same terms as the Guarantee of the Original Guarantors of the Securities.

     The Additional Guarantors have become Restricted Subsidiaries of the
Company.

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     Section 101.  Definitions.  For purposes of this Supplemental Indenture,
                   -----------
the terms defined in the recitals of this Supplemental Indenture shall have the meanings therein specified; and terms defined in the Indenture and not defined herein shall have the same meanings herein as set forth in the Indenture.

                                 ARTICLE TWO

                      ASSUMPTION OF CERTAIN OBLIGATIONS BY
                           THE ADDITIONAL GUARANTORS

          Section 201.  Additional Guarantors' Representations and Warranties.
                        -----------------------------------------------------
The Additional Guarantors hereby represent and warrant to the Trustee and to the Holders of the Securities as follows:

           (a) KHBS is a corporation duly organized and existing under the laws of the State of Nevada.

            (b) AATI is a corporation duly organized and existing under the laws of the State of Delaware.

             (c) KHBS is a wholly-owned direct subsidiary of the Company. AATI is a wholly-owned direct subsidiary of KHBS.

          Section 202.  Assumption of Certain Obligations.  Pursuant to Section
                        ---------------------------------
1014 of the Indenture, each Additional Guarantor expressly agrees to become a "Guarantor" for all purposes of the Indenture. Without limiting the foregoing, each Additional Guarantor, in accordance with Article Thirteen of the Indenture, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally with the Original Guarantors, to the Trustee and the Holders, as if the Additional Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Section 202 shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Section 202).

                                 ARTICLE THREE

                                 MISCELLANEOUS

          Section 301.  Effect of Supplemental Indenture.  This Supplemental
                        --------------------------------
Indenture supplements the Indenture and shall be subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

          Section 302.  Counterparts.  This Supplemental Indenture may be
                        ------------
executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; such counterparts shall together constitute but one and the same instrument.

FIRST SUPPLEMENTAL INDENTURE - 2

          Section 303.  Effectiveness.  This Supplemental Indenture shall be
                        -------------
effective as of the opening of business on the day and year first above written.

          Section 304.  Recitals.  The recitals contained herein shall be taken
                        --------
as the statements of the Additional Guarantors. The Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Supplemental Indenture.

          Section 305.  Governing Law.  This Supplemental Indenture shall be
                        -------------
governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                 KHBS ARGYLE TELEVISION, INC.,
                                 a Nevada corporation


                                 By:   /s/ Dean H. Blythe
                                     -------------------------------
                                     Name:   Dean H. Blythe
                                           -------------------------
                                     Title:  Vice President
                                           -------------------------

Attest:  /s/ Harry T. Hawks
        --------------------------
         Name:  Harry T. Hawks
               -------------------
         Title: Chief Financial
               -------------------
                Officer, Assistant
               -------------------
                Secretary and
               -------------------
                Treasurer
               -------------------

                                 ARKANSAS ARGYLE TELEVISION, INC.,
                                 a Delaware corporation


                                 By:   /s/ Dean H. Blythe
                                     -------------------------------
                                     Name:   Dean H. Blythe
                                           -------------------------
                                     Title:  Vice President
                                           -------------------------

Attest:  /s/ Harry T. Hawks
        --------------------------
         Name:  Harry T. Hawks
               -------------------
         Title: Chief Financial
               -------------------
                Officer, Assistant
               -------------------
                Secretary and
               -------------------
                Treasurer
               -------------------

FIRST SUPPLEMENTAL INDENTURE - 3

                                 UNITED STATES TRUST COMPANY OF
                                 NEW YORK, as Trustee

                                 By:  /s/ JOHN C. STOHLMAN
                                     -------------------------------
                                     Name:  John C. Stohlman
                                           -------------------------
                                     Title: Authorized Signatory
                                           -------------------------

Attest:  /s/ GERARD F. FACENDOLA
        ---------------------------
         Name:  Gerard F. Facendola
               --------------------
         Title: Vice President
               --------------------

FIRST SUPPLEMENTAL INDENTURE - 4

STATE OF       Texas           ]
         ----------------------]
COUNTY OF      Dallas          ]
         ----------------------]

          This instrument was acknowledged before me on   June 11      , 1996
                                                        ---------------
by    Dean H. Blythe                  ,     Vice President                 of
   ----------------------------------   ----------------------------------
KHBS Argyle Television, Inc., a Nevada corporation, on behalf of said corporation. Given under my hand and official seal this 11th day of
                                                        ----
  June      , 1996.
- ------------

                                     /s/ NANCY R. MARTIN
                                 -------------------------------------
                                 Signature

                                 Notary in and for the State of  Texas       .
                                                               --------------

FIRST SUPPLEMENTAL INDENTURE - 5

STATE OF        Texas          ]
         ----------------------]
COUNTY OF       Dallas         ]
         ----------------------]



          This instrument was acknowledged before me on   June 11       , 1996
                                                        ----------------
by       Dean H. Blythe               ,         Vice President
   -----------------------------------  --------------------------------------
of Arkansas Argyle Television, Inc., a Delaware corporation, on behalf of said corporation. Given under my hand and official seal this 11th day of
                                                         ----
   June   , 1996.
- ----------
                                      /s/ NANCY R. MARTIN
                                 -------------------------------------
                                 Signature

                                 Notary in and for the State of   Texas      .
                                                               --------------



FIRST SUPPLEMENTAL INDENTURE - 6

STATE OF       Texas           ]
         ----------------------]
COUNTY OF      Dallas          ]
         ----------------------]



          This instrument was acknowledged before me on    June 7       , 1996
                                                        ----------------
by          John C. Stohlman          ,           Authorized Signatory
   -----------------------------------  --------------------------------------
of United States Trust Company of New York, a New York bank and trust company, and on behalf of said bank and trust company. Given under my hand and official
seal this 11th day of   June    , 1996.
          ----        ----------
                                      /s/ PATRICIA A. ROBLES
                                 -------------------------------------
                                 Signature

                                 Notary in and for the State of   Texas      .
                                                               --------------



FIRST SUPPLEMENTAL INDENTURE - 7